Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194273

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 8, 2016

Prospectus supplement

(To prospectus dated March 3, 2014)

$200,000,000

Common Stock

We are selling $200,000,000 of shares of our common stock.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ACAD”. On August 5, 2016, the last reported sale price for our common stock on The NASDAQ Global Select Market was $36.49 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to ACADIA before expenses	$	$

(1)	See “Underwriting” beginning on page S-9 of this prospectus supplement for additional information regarding total underwriting compensation.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $30,000,000 of shares of our common stock at the public offering price, less the underwriting discounts and commissions.

Investing in our common stock involves significant risks. See “Risk Factors” on page S-4 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Entities affiliated with Baker Bros. Advisors LP and two of our directors, Julian C. Baker and Dr. Stephen R. Biggar, have indicated an interest in purchasing an aggregate of up to approximately $40,000,000 of the shares of common stock offered in this offering at the price offered to the public. Because these indications of interest are not binding agreements or commitments to purchase, any or all of these entities may determine to purchase fewer or more shares than it has indicated an interest in purchasing, or elect not to purchase any shares in this offering. The underwriters may also determine to sell fewer, more or no shares in this offering to any or all of these entities.

The underwriters expect to deliver the shares of common stock to purchasers on or about August     , 2016.

J.P. Morgan	Goldman, Sachs & Co.	BofA Merrill Lynch

The date of this prospectus supplement is August     , 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 3, 2014, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the cover page of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not, and the underwriters have not, authorized anyone to provide you with different information than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “ACADIA”, “we”, “our” or similar references mean ACADIA Pharmaceuticals Inc. together with its wholly owned subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-4 and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Company Overview

We are a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders. We have a portfolio of product opportunities led by our novel drug, NUPLAZID (pimavanserin), which was approved by the U.S. Food and Drug Administration, or FDA, on April 29, 2016 for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis, or PDP, and is the only drug approved in the United States for this condition. NUPLAZID is a selective serotonin inverse agonist, or SSIA, preferentially targeting 5-HT2A receptors. Through this novel mechanism, NUPLAZID demonstrated significant efficacy in reducing the hallucinations and delusions associated with PDP in our Phase III pivotal trial and has the potential to avoid many of the debilitating side effects of existing antipsychotics, none of which are approved by the FDA for the treatment of PDP. We hold worldwide commercialization rights to pimavanserin. In connection with the FDA approval of NUPLAZID, we hired a U.S. specialty sales force of approximately 135 sales specialists who are focused on promoting NUPLAZID to physicians who treat PDP patients, including neurologists, psychiatrists and long-term care physicians. NUPLAZID became available for prescription in the United States on May 31, 2016.

We believe that pimavanserin has the potential to address important unmet medical needs in neurological and psychiatric disorders in addition to PDP and we plan to continue to study the use of pimavanserin in multiple disease states. We believe Alzheimer’s disease represents one of our most important opportunities for further exploration. We recently completed enrollment of a Phase II study exploring the utility of pimavanserin for the treatment of Alzheimer’s disease psychosis, a disorder for which no drug is currently approved by the FDA. We expect to have top-line results from this study, our first in this indication, by the end of 2016. We also plan to initiate a Phase II study in Alzheimer’s disease agitation in the second half of 2016. We believe schizophrenia represents a disease with multiple unmet or ill-served needs and we are currently evaluating the most attractive development opportunities there for pimavanserin. We have successfully completed a Phase II study of pimavanserin in the treatment of schizophrenia where we observed significant antipsychotic effects when pimavanserin was co-administered with a low dose of risperidone, a generic drug currently approved for the treatment of schizophrenia. Additionally, in connection with the FDA approval of NUPLAZID, we have committed to conduct post-marketing studies, including a randomized, placebo-controlled withdrawal study in PDP patients treated with NUPLAZID and randomized, placebo-controlled eight-week studies in predominantly frail and elderly patients that would add to the NUPLAZID safety database by exposing an aggregate of at least 500 patients to NUPLAZID.

Our Product Candidates and Programs

(1)	Plan to commence Phase II study
(2)	Plan to conduct studies in additional indications

Corporate Information

We were originally incorporated in Vermont in 1993 as Receptor Technologies, Inc. In 1997, we reincorporated in Delaware. Our executive offices are located at 3611 Valley Centre Drive, Suite 300, San Diego, California 92130, and our telephone number is (858) 558-2871. Our website address is www.acadia-pharm.com. Information contained on our website is not a part of this prospectus supplement, the accompanying prospectus or any of the documents incorporated by reference herein.

The Offering

Common stock offered by us	$200,000,000 of shares

Common stock to be outstanding immediately after this offering	119,166,940 shares (or 119,989,083 shares if the underwriters exercise in full their option to purchase additional shares, based on an assumed offering price of $36.49 per share, which is the last reported sale price of our common stock on the NASDAQ Global Select Market on August 5, 2016)

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to $30,000,000 of additional shares of our common stock.

Use of proceeds	We intend to use the net proceeds of this offering to fund ongoing commercialization efforts for NUPLAZID, ongoing and new clinical trials and development efforts for pimavanserin, and for general corporate purposes, including working capital. See “Use of Proceeds” on page S-6 of this prospectus supplement.

NASDAQ Global Select Market Listing	Our common stock is listed on The NASDAQ Global Select Market under the symbol “ACAD”.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement.

The number of shares of our common stock to be outstanding immediately after this offering is based on 113,685,986 shares outstanding as of June 30, 2016 and assumes the sale of $200,000,000 of shares of common stock at $36.49 per share, the last reported sale price for our common stock on The NASDAQ Global Select Market on August 5, 2016. This number of shares excludes, as of June 30, 2016:

•	12,333,983 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, with a weighted average exercise price of $25.56 per share;

•	5,065,155 shares of common stock available for future grants under our equity incentive plans;

•	653,958 shares of common stock available for issuance under our employee stock purchase plan; and

•	1,965,968 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.03 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares and no exercise of outstanding stock options or warrants.

Entities affiliated with Baker Bros. Advisors LP and two of our directors, Julian C. Baker and Dr. Stephen R. Biggar, have indicated an interest in purchasing an aggregate of up to approximately $40,000,000 of the shares of common stock offered in this offering at the price offered to the public. Because these indications of interest are not binding agreements or commitments to purchase, any or all of these entities may determine to purchase fewer or more shares than it has indicated an interest in purchasing, or elect not to purchase any shares in this offering. The underwriters may also determine to sell fewer, more or no shares in this offering to any or all of these entities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described below, you should also refer to the information contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and other documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, and other documents that we file from time to time with the SEC.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, negatively impact our commercialization activities for NUPLAZID (pimavanserin) and any other product candidate we develop that receives regulatory approval, delay the development of our product candidates, including pimavanserin for indications other than in PDP, and cause the price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering price of $36.49 per share (the last reported sale price for our common stock on The NASDAQ Global Select Market on August 5, 2016) and our net tangible book value as of June 30, 2016, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $31.55 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to statements about:

•	the benefits to be derived from NUPLAZID (pimavanserin) and from our drug candidates;

•	the potential market opportunities for pimavanserin and our drug candidates;

•	our strategy for the commercialization of NUPLAZID;

•	our plans for exploring and developing pimavanserin for indications other than Parkinson’s disease psychosis;

•	our plans and timing with respect to seeking regulatory approvals;

•	the potential commercialization of any of our drug candidates that receive regulatory approval;

•	the progress, timing, results or implications of clinical trials and other development activities involving NUPLAZID and our drug candidates;

•	our strategy for discovering, developing and, if approved, commercializing drug candidates;

•	our existing and potential future collaborations;

•	our estimates of future payments, revenues and profitability;

•	our estimates regarding our capital requirements, future expenses and need for additional financing; and

•	our use of the net proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, usually under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $187.5 million (or $215.7 million if the underwriters exercise in full their option to purchase additional shares), after payment of the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $10.0 million increase (decrease) in the amount of shares offered by us, as set forth on the cover page of this prospectus supplement, would increase (decrease) the net proceeds to us by approximately $9.4 million, after payment of the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund commercialization efforts for NUPLAZID, ongoing and new clinical trials and development efforts for pimavanserin, and for general corporate purposes, which may include research, development and commercialization expenses, capital expenditures, working capital, and sales, general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we currently have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate acquisition and investment opportunities and may engage in related discussions with other companies from time to time.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our commercialization activities, research and development efforts, the timing of regulatory review and approval of our product candidates, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short term, interest-bearing instruments.

DILUTION

Our net tangible book value as of June 30, 2016 was approximately $401.1 million, or $3.53 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2016. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of $200.0 million of shares of our common stock in this offering at an assumed public offering price of $36.49 per share (the last reported sale price for our common stock on The NASDAQ Global Select Market on August 5, 2016) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2016 would have been approximately $588.6 million, or $4.94 per share. This represents an immediate increase in net tangible book value of $1.41 per share to existing stockholders and immediate dilution in net tangible book value of $31.55 per share to investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$36.49
Net tangible book value per share as of June 30, 2016	$3.53
Increase in net tangible book value per share attributable to new investors purchasing our common stock in this offering	1.41

As adjusted net tangible book value per share on June 30, 2016, after giving effect to this offering		4.94
Dilution per share to new investors purchasing our common stock in this offering		31.55

The table above assumes for illustrative purposes that an aggregate of 5,480,954 shares of our common stock are sold in this offering at an assumed public offering price of $36.49 per share (the last reported sale price for our common stock on The NASDAQ Global Select Market on August 5, 2016), for aggregate gross proceeds of $200.0 million. A $1.00 increase (decrease) in the assumed public offering price of $36.49 per share would increase (decrease) the dilution per share to new investors by approximately $0.99 per share, assuming that the amount of shares offered by us, as set forth in the preceding sentence, remains the same.

We may also increase or decrease the amount of shares we are offering from the assumed dollar amount of shares set forth on the cover page of this prospectus supplement. An increase of $10.0 million in the amount of shares offered by us from the assumed dollar amount of shares set forth on the cover page of this prospectus supplement would increase our as adjusted net tangible book value after this offering by approximately $9.4 million, or approximately $0.07 per share, and the dilution per share to new investors would be approximately $31.48 per share, assuming that the assumed public offering price remains the same. Similarly, a decrease of $10.0 million in the amount of shares offered by us from the assumed dollar amount of shares set forth on the cover page of this prospectus supplement would decrease our as adjusted net tangible book value after this offering by approximately $9.4 million, or approximately $0.07 per share, and the dilution per share to new investors would be approximately $31.62 per share, assuming that the assumed public offering price remains the same.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase up to $30.0 million of additional shares of common stock at an assumed public offering price of $36.49 per share (the last reported sale price for our common stock on The NASDAQ Global Select Market on August 5, 2016), the as adjusted net tangible book value after this offering would have been $5.14 per share, representing an increase in net tangible book value of $1.61 per share to existing stockholders and immediate dilution in net tangible book value of $31.35 per share to investors purchasing our common stock in this offering at the assumed public offering price.

The above discussion and table are based on 113,685,986 shares outstanding as of June 30, 2016, and exclude as of that date:

•	12,333,983 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, with a weighted average exercise price of $25.56 per share;

•	5,065,155 shares of common stock available for future grants under our equity incentive plans;

•	653,958 shares of common stock available for issuance under our employee stock purchase plan; and

•	1,965,968 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.03 per share.

To the extent that options or warrants outstanding as of June 30, 2016 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $                per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds to ACADIA before expenses	$	$	$

The expenses of this offering, not including the underwriting discounts and commissions, are estimated at $500,000 and are payable by us. We have agreed to reimburse the underwriters a maximum of $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to $30.0 million of additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

•	otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith.

Among other exceptions, the lock-up agreements permit our officers and directors, at any time after the date that is 30 days after the date of this prospectus supplement, to sell shares of common stock pursuant to a written plan, as currently existing as of the date of the lock-up agreement, meeting the requirements of Rule 10b5-1(c) under the Exchange Act, if then permitted by us and applicable law; provided that any filing made under the Exchange Act in connection therewith shall state that such sales were made pursuant to a written plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act.

These restrictions terminate after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement. J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

NASDAQ Global Select Market Listing

The shares are listed on The NASDAQ Global Select Market under the symbol “ACAD”.

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute the prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the

Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in China

This prospectus supplement does not constitute a public offer of the shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, the shares are not offered, and the Offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

(i)	the offer, transfer, sale, renunciation or delivery is to duly registered banks, mutual banks, financial services provider, financial institution, the Public Investment Corporation (in each case registered as such in South Africa), a person who deals with securities in their ordinary course of business, or a wholly owned subsidiary of a bank, mutual bank, authorised services provider or financial institution, acting as agent in the capacity of an authorised portfolio manager for a pension fund (duly registered in South Africa), or as manager for a collective investment scheme (registered in South Africa); or

(ii)	the contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than R1,000,000.

This document does not, nor is it intended to, constitute an “offer to the public” (as that term is defined in the South African Companies Act, 2008 (the “SA Companies Act”) and does not, nor is it intended to, constitute a prospectus prepared and registered under the SA Companies Act. This document is not an “offer to the public” and must not be acted on or relied on by persons who do not fall within Section 96(1)(a) of the SA Companies Act (such persons being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, San Diego, California. Latham & Watkins LLP, San Diego, California, is counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC will update and supersede this information. The SEC’s Internet site can be found at http://www.sec.gov.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the shares covered by this prospectus supplement (other than portions of Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2016 (other than the portions thereof which are furnished and not filed);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 5, 2016 and August 4, 2016, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2016, January 7, 2016, January 12, 2016, February 24, 2016, March 18, 2016, May 3, 2016 and June 10, 2016; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 19, 2004, including any amendments or reports filed for the purposes of updating this description.

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

Investor Relations

ACADIA Pharmaceuticals Inc.

3611 Valley Centre Drive, Suite 300

San Diego, CA 92130

(858) 558-2871

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

Common Stock

We may, from time to time, offer to sell common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. The amendment or supplement, as applicable, may also add, update or change information contained in this prospectus with respect to that specific offering.

Our common stock may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers; or through a combination of these methods. The names of any underwriter, dealer or agents involved in the sale of our common stock and their compensation will be described in an applicable prospectus supplement. See “Plan of Distribution”.

Our common stock is listed on The Nasdaq Global Market under the symbol “ACAD”. On February 28, 2014, the last reported sale price for our common stock was $28.30. You are encouraged to obtain current market quotations for shares of our common stock.

Our principal executive offices are located at 11085 Torreyana Road, Suite 100, San Diego, California 92121, and our telephone number at that address is (858) 558-2871.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.

This prospectus provides you with a general description of our common stock. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information”. This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock.

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any related prospectus supplement, or in any free writing prospectus that we may authorize in connection with an offering of our shares of common stock. No one is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “ACADIA”, the “Company”, “we”, “us” and “our” refer to ACADIA Pharmaceuticals Inc., together with its wholly owned subsidiary, ACADIA Pharmaceuticals A/S.

“ACADIA” and “R-SAT” are our registered trademarks. Our logos and trademarks are the property of ACADIA Pharmaceuticals Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ACADIA PHARMACEUTICALS INC.

We are a biopharmaceutical company focused on the development and commercialization of innovative small molecule drugs that address unmet medical needs in neurological and related central nervous system disorders. We have a pipeline of product candidates led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson’s disease psychosis. We have completed a successful pivotal Phase III trial with pimavanserin in patients with Parkinson’s disease psychosis and we are planning to submit a New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, for this indication near the end of 2014. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial as a co-therapy for schizophrenia. Our pipeline also includes clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc., and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All of our product candidates and programs emanate from internal discoveries.

We were originally incorporated in Vermont in 1993 as Receptor Technologies, Inc. In 1997, we reincorporated in Delaware. Our website address is www.acadia-pharm.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under “Risk Factors” in any applicable prospectus supplement and in our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in any applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to statements about:

•	the progress, timing, results or implications of clinical trials and other development activities involving our drug candidates;

•	our plans and timing with respect to seeking regulatory approvals;

•	the benefits to be derived from our drug candidates;

•	the potential market opportunities for our drug candidates;

•	the potential commercialization of any of our drug candidates that receive regulatory approval;

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•	our existing and potential future collaborations;

•	our estimates of future payments, revenues and profitability; and

•	our estimates regarding our capital requirements, future expenses and need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the common stock to one or more underwriters for public offering and sale by them and may also sell the common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the common stock upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of the common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the common stock. Underwriters may sell

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the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of the common stock we are offering under this prospectus an option to purchase additional shares in connection with the distribution.

To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may indemnify the underwriters, agents or dealers who participate in the distribution of our common stock against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.acadia-pharm.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	Current Report on Form 8-K filed on January 13, 2014;

•	Definitive Proxy Statement on Schedule 14A filed on April 25, 2013 (other than the portions thereof which are furnished and not filed);

•	Description of our common stock contained in our registration statement on Form 8-A dated May 19, 2004; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the last offering of common stock under this prospectus (excluding any portion of such documents which are furnished and not filed with the SEC).

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following address:

Investor Relations

ACADIA Pharmaceuticals Inc.

11085 Torreyana Road, Suite 100

San Diego, CA 92121

(858) 558-2871

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$200,000,000

Common Stock

Prospectus    Supplement

J.P. Morgan

Goldman, Sachs & Co.

BofA Merrill Lynch

August     , 2016